Smith Elliott Kearns & Company, LLC
Certified Public Accountants & Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Eagle Financial Services, Inc. on Form S-8 of our report dated March 26, 2014 on the consolidated financial statements of Eagle Financial Services, Inc. for the year ended December 31, 2013, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

/s/Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania
August 22, 2014